Exhibit 10.14b

SECOND AMENDMENT TO BOARD CHAIRMAN’S SERVICES AGREEMENT

THIS SECOND AMENDMENT, effective January 26, 2004, between COLUMBIA BANCORP, a Maryland corporation (“Columbia Bancorp”), THE COLUMBIA BANK, a Maryland trust company and the principal subsidiary of Columbia Bancorp (“Columbia Bank”), and WINFIELD M. KELLY, JR. (“Kelly”), amends the BOARD CHAIRMAN’S SERVICES AGREEMENT between Columbia Bancorp, Columbia Bank, and Kelly, dated February 9, 2000, as amended by FIRST AMENDMENT TO BOARD CHAIRMAN’S SERVICES AGREEMENT, dated April 1, 2002 (collectively, the “Agreement”).

W I T N E S S E T H:

Columbia Bancorp, Columbia Bank, and Kelly desire to effect an early termination of a majority of the Agreement.

Accordingly, in consideration of the mutual covenants and representations contained herein and the mutual benefits derived herefrom, Columbia Bancorp, Columbia Bank, and Kelly agree to amend the Agreement as follows:

1. Columbia Bancorp and/or Columbia Bank shall pay to Kelly the sum of $200,000 cash in the aggregate as provided under Section 4(e) of the Agreement or earlier as requested by Kelly.

2. In all other respects the Agreement is terminated as of the effective date hereof. Neither Columbia Bancorp, Columbia Bank, nor Kelly shall have any further obligations or responsibilities thereunder or hereunder.

3. Nothing in this Second Amendment shall serve to terminate Kelly’s role as Chairman of the Board and lead independent director of Columbia Bancorp and Columbia Bank, who shall continue to serve in that capacity until the adjournment of the 2004 Annual Meeting of Stockholders (or such shorter period at the pleasure of the Board of Directors) at such compensation as the Board of Directors shall determine. Subsequent to such Annual Meeting Kelly shall serve as Vice Chairman of the Board and lead independent director of Columbia Bancorp and Columbia Bank at the pleasure of the Board of Directors and at such compensation as the Board shall determine.

Exhibit 10.14b

IN WITNESS WHEREOF, the parties have executed and delivered this Second Amendment to the Agreement on January 26, 2004, effective January 26, 2004.

ATTEST:	COLUMBIA BANCORP

/s/ John A. Scaldara, Jr.

Name: John A. Scaldara, Jr.
Title: President/Chief Operating Officer

ATTEST:	THE COLUMBIA BANK

/s/ John A. Scaldara, Jr.

Name: John A. Scaldara, Jr.
Title: President/Chief Operating Officer

WITNESS:

/s/ Winfield M. Kelly, Jr.

Winfield M. Kelly, Jr.